UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2007

Accredited Mortgage Loan REIT Trust

(Exact name of Registrant as specified in its charter)

Maryland	001-32276	35-2231035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15253 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On May 11, 2007, Accredited Mortgage Loan REIT Trust (“REIT”) filed a Form 12b-25 in connection with the delayed filing of it’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. Such 12b-25 contained the following disclosure regarding the results of operations and financial condition of REIT:

“The following information is preliminary, not complete and subject to change, pending completion of the audit by Squar Milner [Peterson, Miranda & Williamson, LLP (“Squar Milner”)] of REIT’s financial statements for the year ended December 31, 2006, as well as completion of REIT’s financial statements for the quarter ended March 31, 2007 and Squar Milner’s review of such financial statements.

Total assets of REIT are expected to be approximately $7.6 billion as of March 31, 2007 compared to $7.0 billion at March 31, 2006. Net earnings for the period ending March 31, 2007 are expected to be approximately $10 to $15 million, compared to net earnings of $41 million for the comparable period in 2006. The decrease in net earnings primarily reflects lower net interest margin caused by the price competition in the market and an increase in non-performing loans.

REIT had approximately $60 million in liquidity at March 31, 2007, compared to $4 million at March 31, 2006 due primarily to the proceeds from the previously announced term loan from Farallon Capital Management, L.L.C.

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While REIT believes that it has considered all factors which may impact its results of operations, there can be no assurance that REIT has successfully identified all matters affecting those results or that additional adjustments will not be required prior to the completion of REIT’s financial statements for the three months ended March 31, 2007.

This Notification of Late Filing on Form 12b-25 contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, relating to REIT’s expected results for the three months ended March 31, 2007 and REIT’s expectations regarding it’s ability to file its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. These forward-looking statements involve a number of risks and uncertainties, including significant risks and uncertainties relating to REIT’s business, including the REIT’s ability to profitably grow its portfolio, maintain liquidity, execute on strategic opportunities, complete the audits of REIT’s financial statements and assessment of its internal control over financial reporting, make other required SEC and regulatory filings and other risk factors as outlined in REIT’s Annual Report on Form 10-K for the year ended December 31, 2005, its reports on Form 10-Q for the first, second and third quarters of 2006, and other documents filed by REIT with the SEC. These and other factors could cause REIT’s actual results to differ materially from what it projects or contemplates in its forward-looking statements. REIT cautions readers that the non-prime mortgage industry and REIT’s business are subject to numerous significant risks and uncertainties.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Mortgage Loan REIT Trust
Date: May 11, 2007
	By:	/s/ James A. Konrath
James A. Konrath
Chief Executive Officer

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